Exhibit 99.1

                         PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 give effect to the March 1, 2001 acquisition of Avis Group Holdings, Inc. ("Avis") (the "Acquisition"), which has been accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Statements of Operations are based on the historical consolidated financial statements of Cendant Corporation ("Cendant") and Avis under the assumptions and adjustments set forth in the accompanying explanatory notes. The Unaudited Pro Forma Condensed Combined Statements of Operations assume the Acquisition occurred on January 1, 2000.

Since Avis and Cendant were consolidated as of March 1, 2001, the results of operations of Avis between January 1, 2001 and February 28, 2001 were combined with Cendant's results of operations to report the pro forma results of operations for the three month period ended March 31, 2001. All intercompany transactions have been eliminated on a pro forma basis. Historically, Avis paid Cendant for services Cendant provided related to call centers and information technology and for the use of Cendant trademarks.

The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 also gives effect to various significant finance-related activities which occurred during the first quarter of fiscal 2001 ("Financing Activities"). The Financing Activities include an issuance of debt securities (net of debt retirements) and equity securities, the conversion of the PRIDES to equity and an issuance of zero-coupon convertible notes. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 assumes the Financing Activities occurred on January 1, 2000.

In August 2000, Avis contributed its European vehicle management and leasing business (PHH Europe) to a newly formed joint venture in exchange for cash, settlement of intercompany debt and a 20% interest in the venture (the "PHH Europe Transaction"). The accompanying Avis Supplemental Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 has been adjusted to reflect the PHH Europe Transaction.

The pro forma adjustments reflect the disbursement of $33 in cash for each share of Avis common stock outstanding to Avis stockholders. Cendant made payments totaling approximately $994 million, including payments to Avis stockholders ($937 million), and direct expenses related to the transaction ($40 million) inclusive of the net cash obligation related to Avis stock options settled prior to consummation. The purchase price also includes the fair value of Cendant options exchanged with certain fully vested Avis option holders who elected not to exercise their options as part of the Acquisition. The Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 reflect the purchase price being funded by $600 million in debt with the remaining amount provided by cash.

In addition, Cendant assumed approximately $7.7 billion of Avis' debt ($6.8 billion of which relates to vehicle financing).

Management believes that the assumptions used provide a reasonable basis on which to present the Unaudited Pro Forma Condensed Combined Statements of Operations. We have completed other acquisitions and dispositions which are not significant and, accordingly, have not been included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Operations. The Unaudited Pro Forma Condensed Combined Statements of Operations may not be indicative of the results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future.

The Unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Cendant and Avis, which have been incorporated by reference herein.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     (in millions, except per share amounts)

                                                                                                     Other Pro
                                                            Historical    Adjusted     Purchase        Forma           Pro Forma
                                                             Cendant        Avis      Adjustments    Adjustments        Combined
                                                           -----------   ----------  -------------   -----------      -----------
Revenues
     Membership and service fees, net                      $    4,512          155   $       (173)a  $       --       $    4,494
     Vehicle-related                                               --        3,783             --            --            3,783
     Other                                                        147          151            (39)b          --              259
                                                           -----------   ----------  -------------   -----------      -----------
Net revenues                                                    4,659        4,089           (212)           --            8,536

Expenses
     Operating                                                  1,426          966           (173)a          --            2,219
     Vehicle depreciation, lease charges and interest, net         --        1,671             --            --            1,671
     Selling, general and administrative                        1,508          637             --            --            2,145
     Non-vehicle depreciation and amortization                    352           74             16 c          --              442
     Other charges (credits) -
         Restructuring and other unusual charges                  109           --             --            --              109
         Litigation settlement and related costs                  (21)          --             --            --              (21)
         Investigation-related costs                               23           --             --            --               23
     Non-vehicle interest, net                                    148          482              6 d          54 g, i         690
                                                           -----------   ----------  -------------   -----------      -----------
Total expenses                                                  3,545        3,830           (151)           54            7,278
                                                           -----------   ----------  -------------   -----------      -----------

Net losses on dispositions of businesses                           (8)          --            (35)e          --              (43)
                                                           -----------   ----------  -------------   -----------      -----------

Income (loss) before income taxes and minority interest         1,106          259            (96)          (54)           1,215

Provision (benefit) for income taxes                              362          117            (30)f         (20)f            429
Minority interest, net of tax                                      84            7             --           (66)h             25
Income (loss) before extraordinary loss and cumulative
                                                           -----------   ----------  -------------   -----------      -----------
     effect of accounting change                           $      660          135   $        (66)   $       32       $      761
                                                           -----------   ----------  -------------   -----------      -----------

Cendant common stock income per share
     Income before extraordinary loss and cumulative
     effect of accounting change -
     Basic                                                 $     0.92                                                 $     0.92
     Diluted                                               $     0.89                                                 $     0.90

     Weighted average shares outstanding-
     Basic                                                        724                                       107 j            831
     Diluted                                                      762                                       107 j            869

Move.com common stock loss per share
     Loss before extraordinary loss and cumulative
     effect of accounting change -
     Basic                                                 $    (1.76)                                                $    (1.76)
     Diluted                                               $    (1.76)                                                $    (1.76)

     Weighted average shares outstanding-
     Basic                                                          3                                                          3
     Diluted                                                        3                                                          3

        See accompanying Notes to Unaudited Pro Forma Condensed Combined
                            Statement of Operations.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000
                     (Dollars in millions, except per share)

(a) Elimination of amounts paid by Avis to Cendant for services related to call centers and information technology and for the use of trademarks.

(b)   Elimination of Cendant's earnings attributable to its investment in Avis.

(c) Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight-line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill and amortization of other identifiable intangibles resulting from the allocation of purchase price on a straight-line basis over 20 years.

(d) Interest expense on the acquisition financing ($44), net of amortization of fair value adjustment on acquired debt and reversal of Avis' amortization of debt related costs ($38).

(e) Reversal of a $35 gain recorded by Cendant, which represents the recognition of a portion of its previously recorded deferred gain from the sale of its fleet business due to the disposition of PHH Europe by Avis in August 2000.

(f) Represents the income tax effect of the purchase adjustments and other pro forma adjustments at an estimated statutory rate of 37.5% (not including adjustments for non-deductible goodwill), except item (e), where the tax effect was approximately 2% (the rate at which taxes were provided on the related gain).

(g) Represents a net increase in interest expense relating to the issuance of zero-coupon convertible notes, medium term notes, borrowings under a $650 million term loan agreement and the repayment of an existing term loan, net of interest expense allocated to the Acquisition (See (d) above).

(h) Represents reduction in preferred stock dividends resulting from conversion of PRIDES to equity.

(i) No adjustment has been made to reduce interest expense for interest income on the incremental cash raised through the Financing Activities of $1,587. Assuming the incremental cash was invested at 5%, Cendant's current rate for cash investments, interest expense would have been reduced by $79. Additionally, income before extraordinary loss and cumulative effect of accounting change and income per share before extraordinary loss and cumulative effect of accounting change would have improved by $49 and $0.06, respectively.

(j) Represents the issuance of CD common stock of 61 million shares and 46 million shares relating to PRIDES conversion and equity issuance, respectively.

                                     *******

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                     (in millions, except per share amounts)

                                                                              Historical
                                                           Historical            Avis            Purchase          Pro Forma
                                                             Cendant      Jan 1- Feb 28, 2001    Adjustments       Combined
                                                           ------------   -------------------  --------------     ------------
Revenues
    Membership and service fees, net                       $     1,076    $               27   $         (34) a   $     1,069
    Vehicle-related                                                398                   594              --              992
    Other                                                           12                    20              --  b            32
                                                           ------------   -------------------  --------------     ------------
Net revenues                                                     1,486                   641             (34)           2,093

Expenses
    Operating                                                      451                   174             (34) a           591
    Vehicle depreciation, lease charges and interest, net          181                   284              --              465
    Selling, general and administrative                            411                   115              --              526
    Non-vehicle depreciation and amortization                      101                    23               2  d           126
    Other charges-
        Restructuring and other unusual charges                    185                    --              --              185
        Litigation settlement and related costs                     11                    --              --               11
        Merger-related costs                                         8                    --              --                8
    Non-vehicle interest, net                                       60                    78               1 c            139
                                                           ------------   -------------------  --------------     ------------
Total expenses                                                   1,408                   674             (31)           2,051

Net gain on dispositions of businesses                             435                    --              --              435
                                                           ------------   -------------------  --------------     ------------

Income (loss) before income taxes, minority interest
    and equity in Homestore.com                                    513                   (33)             (3)             477
Provision (benefit) for income taxes                               205                   (10)             (2) e           193
Minority interest, net of tax                                       13                    --              --               13
Losses related to equity in Homestore.com, net of tax               18                    --              --               18
                                                           ------------   -------------------  --------------     ------------
Income (loss) before extraordinary loss and cumulative
    effect of accounting change                            $       277    $              (23)  $          (1)     $       253

Cendant common stock income per share
    Income before extraordinary loss and cumulative
    effect of accounting change -
    Basic                                                  $      0.32                                            $      0.29
    Diluted                                                $      0.30                                            $      0.28

    Weighted average shares outstanding-
    Basic                                                          790                                                    790
    Diluted                                                        830                                                    830

Move.com common stock income per share
    Income before extraordinary loss and cumulative
    effect of accounting change
    Basic                                                  $     10.41                                            $     10.41
    Diluted                                                $     10.13                                            $     10.13

Weighted average shares outstanding-
    Basic                                                            2                                                      2
    Diluted                                                          3                                                      3

                                  See accompanying Notes to Unaudited Pro Forma Condensed Combined
                                                      Statement of Operations.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 2001
                              (Dollars in millions)

(a) Elimination of amounts paid by Avis to Cendant for services related to call centers and information technology and for the use of trademarks.

(b) Elimination of Cendant's earnings attributable to its investment in Avis, for which the combined effect is zero.

(c) Interest expense on the acquisition financing ($7), net of amortization of fair value adjustment on acquired debt ($4) and reversal of Avis' amortization of debt related costs ($2).

(d) Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight-line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill and amortization of other identifiable intangibles resulting from the allocation of purchase price on a straight-line basis over 20 years.

(e) Represents the income tax effect of the purchase adjustments and other pro forma adjustments at an estimated statutory rate of 38.5% (not including adjustments for non-deductible goodwill).

                                     *******

                AVIS SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 was prepared to reflect the historical consolidated financial statements of Avis, excluding the PHH Europe Transaction, as set forth in the accompanying Supplemental Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000. Avis will receive an annual license fee in connection with the PHH Europe Transaction from the joint venture for the license of the PHH fleet management technology, PHH interactive. Avis utilized the proceeds of the PHH Europe Transaction to reduce Avis' indebtedness and pay transaction costs.

   SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (in millions)

                                                             Historical        Sale of          Pro Forma        Adjusted
                                                                Avis        PHH Europe (a)     Adjustments         Avis
                                                             ------------   ---------------   --------------    ------------
Revenues
     Service fees, net                                       $       241    $          (86)   $          --     $       155
     Vehicle rental                                                2,467                --               --           2,467
     Vehicle leasing and other fees                                1,389               (73)              --           1,316
     Other                                                           146                --                5  b          151
                                                             ------------   ---------------   --------------    ------------
Net revenues                                                       4,243              (159)               5           4,089

Expenses
     Operating                                                       966                --               --             966
     Vehicle depreciation and lease charges                        1,695               (24)              --           1,671
     Selling, general and administrative                             693               (56)              --             637
     Interest, net                                                   577               (37)             (58) c          482
     Depreciation and amortization                                    89               (12)              (3) d           74
                                                             ------------   ---------------   --------------    ------------
Total expenses                                                     4,020              (129)             (61)          3,830

Income (loss) before income taxes and minority interest              223               (30)              66             259
Provision (benefit) for income taxes                                  95                (3)              25  e          117
Minority interest                                                      7                --               --               7
                                                             ------------   ---------------   --------------    ------------
Income (loss) before extraordinary loss and cumulative
     effect of accounting change                             $       121    $          (27)   $          41     $       135
                                                             ------------   ---------------   --------------    ------------

                            See accompanying Notes to Supplemental Unaudited Pro Forma Condensed Combined
                                                      Statement of Operations.


                    SUPPLEMENTAL NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000
                              (Dollars in millions)

The following is a summary of estimated adjustments to the Avis Pro Forma Financial Statements:

(a) Represents the adjustment to pro forma the results of operations of PHH Europe for the year ended December 31, 2000. This adjustment assumes that the PHH Europe Transaction occurred on January 1, 2000.

(b) Fleet management technology fee income and the equity in the earnings of the joint venture, formed pursuant to the PHH Europe Transaction for the year ended December 31, 2000, net of amortization of the excess of cost over the assets acquired.

(c) Interest reduction as a result of the retirement of acquisition debt and revolving credit facilities related to the application of proceeds of $1,053 from the PHH Europe Transaction.

(d) Decrease in amortization expense relating to goodwill generated from the PHH Europe Transaction, net of reversal of PHH Europe goodwill.

(e) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 39% (not including adjustments for non-deductible goodwill).